Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the common stock, par value $0.01 per share, of Indaptus Therapeutics, Inc., is filed on behalf of each of the undersigned in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Each of the undersigned further agrees that this Joint Filing Agreement be included as an exhibit to such Schedule 13D. In evidence thereof, the undersigned have caused this Joint Filing Agreement to be executed on their behalf this 30th day of March, 2026.

Yun Yao

By:	/s/ Yun Yao
Yun Yao
Date:	03/30/2026

Sino Lion Ventures Limited

By:	/s/ Chenhao Xu
Chenhao Xu, Authorized Signatory
Date:	03/30/2026

Junyi Dai

By:	/s/ Junyi Dai
Junyi Dai
Date:	03/30/2026

Ting Yang

By:	/s/ Ting Yang
Ting Yang
Date:	03/30/2026

Lina Deng

By:	/s/ Lina Deng
Lina Deng
Date:	03/30/2026

Chenhao Xu

By:	/s/ Chenhao Xu
Chenhao Xu
Date:	03/30/2026